Allianz Life Insurance Company of New York
Doug Hodgson
Senior Counsel, Associate General Counsel
5701 Golden Hills Drive
Minneapolis, MN  55416-1297
Telephone:  763-582-6089

April __, 2026
Board of Directors
Allianz Life Insurance Company of New York
1633 Broadway, 42nd Floor
New York, New York 10019-7585
Re:           Opinion and Consent of Counsel
Allianz Life Insurance Company of New York (the “Insurance Company”)
Allianz Life of NY Variable Account C
Dear Sir or Madam:
You have requested my Opinion of Counsel in connection with the filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of:
•
Allianz Life of NY Variable Account C’s Post-Effective Amendment No. 19 to the Registration Statement on Form N-4 for the individual flexible purchase payment index-linked and variable deferred annuity contract to be issued by the Insurance Company and Allianz Life of NY Variable Account C, File No. 333-192949.

•
The Insurance Company’s Post-Effective Amendment No. 5 to the Registration Statement on Form N-4 for the individual flexible purchase payment index-linked and variable deferred annuity contract to be issued by the Insurance Company, File No. 333-264350.

I am of the following opinions:
1.
Allianz Life of NY Variable Account C is a unit investment trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the Act) and is currently registered with the Securities and Exchange Commission pursuant to Section 8(a) of the Act.

2.
The Insurance Company is a stock life insurance company organized under the laws of the state of New York and is authorized to offer fixed and variable annuities and individual life insurance. Upon the acceptance of purchase payments made by a Contract Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such a Contract Owner will have a legally-issued, fully-paid, non-assessable contractual interest under such Contract, and all contractual interests of the Contract Owner are binding obligations of the Insurance Company.

You may use this opinion letter, or copy hereof, as an exhibit to the Registration Statement.
Sincerely,
Allianz Life Insurance Company of New York
Allianz Life of NY Variable Account C

By: /s/ Doug Hodgson
       Doug Hodgson